Exhibit 10.14

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”), effective as of October 28, 2013 (the “Effective Date”), is made by and between AIRGAIN, INC. (the “Company”), and CHARLES A. MYERS (“Employee”).

WHEREAS, since April 28, 2011, Employee has been employed by the Company as its Chief Executive Officer and President;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to continue to employ Employee as the Company’s Chief Executive Officer and President under revised terms and conditions; and

WHEREAS, Employee desires to continue as the Company’s Chief Executive Officer and President and to accept such revised terms and conditions of employment as are contained in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Employee (individually a “Party” and together the “Parties”) agree as follows:

AGREEMENT

1. Effective Date.

Employee’s employment under the terms of this Agreement shall commence on the Effective Date.

2. At-will Employment.

Employee’s employment relationship with the Company under this Agreement (“Employment”) is at-will, terminable at any time and for any reason by either the Company or Employee. While certain sections of this Agreement describe events that could occur at a particular time in the future, nothing in this Agreement shall be construed as a guarantee of employment of any length.

3. Employment Duties.

a. Title/Responsibilities. Employee shall be the Chief Executive Officer and President of the Company. Employee shall perform all of the duties and responsibilities of such offices set forth in the Bylaws of the Company and those commonly associated with such offices and such further duties and responsibilities as may from time to time be assigned to him by the Board. In addition, as long as Employee remains employed with the Company, the Company will cause Employee to be nominated for re-election as a member of the Board at the expiration of each term of office.

b. Full-Time Attention. Employee shall devote his full time, attention, energy and skills to the Company during the period he is employed under this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee may spend a reasonable amount of time, which does not materially interfere with his duties to the Company, to serve as a director of one or more other entities which do not directly conflict or compete with the business of the Company.

c. Policy Compliance. Employee shall comply with all of the Company’s policies, practices and procedures, as well as, all applicable laws. Employee has previously executed and delivered to the Company the Confidentiality and Inventions Assignment Agreement (the “Confidentiality and Inventions Assignment Agreement”) attached hereto as Exhibit 1.

4. Compensation.

a. Base Salary. The Company shall pay Employee a base salary of $25,833.33 per month, or such higher amount as the Board may determine from time to time, less applicable federal and state withholding taxes, in accordance with the Company’s regular payroll practices (the “Base Salary”).

b. Annual Bonus Compensation. In addition to the Base Salary, Employee will be eligible to receive an incentive bonus (the “Bonus”) at an initial target for CY 2014 of 75% of Base Salary. Bonus metrics for each calendar year shall be mutually agreed upon within thirty (30) days of start of such year.

c. Stock Grant. As soon as practicable following the execution of this Agreement, the Company shall issue 2,609,240 shares of its common voting stock to Employee (which number of shares is equal to five percent (5%) percent of the outstanding common voting stock authorized and issued by the Company (calculated on a fully-diluted basis) as of the date of execution of this Agreement) (the “Stock Grant”). The Stock Grant shall initially be subject to forfeiture upon Employee’s termination of employment, but shall be released from the forfeiture restriction as follows: sixty-eight and three-quarters percent (68.75%) of the shares subject to the Stock Grant shall be fully vested and not subject to the forfeiture restriction on the date of grant, and six and one-quarter percent (6.25%) of the shares subject to the Stock Grant shall vest on each of March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015. Notwithstanding the foregoing, the Stock Grant shall become fully vested, and the forfeiture restriction shall lapse, in the event of (i) Employee’s death, (ii) Employee’s termination of employment by reason of his Disability (as defined below), (iii) Employee’s termination of employment by the Company without Cause (as defined below), or (iv) Employee’s Resignation for Good Reason (as defined below). The Company shall loan Employee up to $266,282 for the payment of federal and state income taxes payable by Employee as a result of the issuance of the Stock Grant and any filing by Employee under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in connection therewith. The loan will be evidenced by a Promissory Note (the “Note”) in substantially the form of Exhibit 2 attached hereto, and the shares subject to the Stock Grant will be pledged as security for repayment of the Note pursuant to a Pledge Agreement (the “Pledge Agreement”) in substantially the form of Exhibit 3 attached hereto.

d. Retention Bonus. The Employee shall be entitled to receive a one-time cash retention bonus (the “Retention Bonus”) in the amount of $500,000 on the date of the initial public offering of the Company’s common stock (the “IPO”), provided Employee continues to be an employee of the Company through such date. In the event of (i) Employee’s death, (ii) Employee’s termination of employment by reason of his Disability, (iii) Employee’s termination of employment by the Company without Cause, or (iv) Employee’s Resignation for Good Reason, subject to Employee’s execution and non-revocation of a full and final Release (as defined in Section 9 below) (which Release requirement shall not apply in the event of Employee’s death), and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, the Retention Bonus shall be paid to Employee (or his estate, if applicable) in a lump sum on the date that is thirty (30) days following the date of termination. In addition, in the event of a Change in Control (as defined below) prior to the date of the IPO, Employee shall be entitled to receive the Retention Bonus on the date of such Change in Control.

e. Change in Control Bonus. Employee shall be entitled to receive certain additional compensation upon a Change in Control of the Company, as set forth in Exhibit 4.

f. Additional Equity Awards. Employee shall be entitled to participate in any equity or other employee benefit plan that is generally available to senior executive officers, as distinguished from general management, of the Company. Except as otherwise provided in this Agreement, Employee’s participation in and benefits under any such plan shall be on the terms and subject to the conditions specified in the governing document of the particular plan.

g. Employee Benefits. Employee shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by the Company and made available to employees generally, including, without limitation, bonus, retirement, profit sharing and savings plans and medical, disability, dental, life and accidental death and dismemberment insurance plans. Employee’s participation in the Company’s health and welfare plans, programs and arrangements shall be provided at Company expense, and shall include a family PPO plan. In addition, Employee shall be entitled to the following additional benefits which are exclusive to Employee with an aggregate annual cost not to exceed $20,000: (i) annual executive medical program; (ii) health club dues/personal trainer; and (iii) reimbursement of monthly vehicle payment, plus the costs of maintenance and operation of such vehicle.

h. Reimbursement of Expenses. During his Employment with the Company, Employee shall be entitled to reimbursement for all reasonable and necessary business expenses incurred on behalf of the Company, including without limitation, travel and entertainment expenses, business supplies and communication expenses, in accordance with the Company’s policies and procedures.

5. Voluntary Resignation or Termination for “Cause.”

a. Payment upon Voluntary Resignation other than for Good Reason or Termination for Cause. If Employee voluntarily resigns his Employment other than for Good Reason or if Employee is terminated for Cause, the Company shall pay Employee the following: (i) all accrued and unpaid Base Salary, if any is due, through the date of termination and any vacation which is accrued but unused as of such date; (ii) Employee’s business expenses that are reimbursable pursuant to this Agreement and Company policies, but which have not been reimbursed by the Company as of the date of termination; and (iii) the Employee’s Bonus compensation for the calendar year immediately preceding the year in which the date of termination occurs if such Bonus has been determined but not paid as of the date of termination (payable at the time such Bonus would otherwise have been paid to Employee, but in no event later than March 15 of the year in which the date of termination occurs) (collectively, the “Accrued Obligations”). Employee shall not be eligible for severance payments under Sections 6, 7 or 8 below, or any continuation of benefits (other than as required by law), or any other compensation pursuant to this Agreement or otherwise.

b. Definition of “Cause”. As set forth above, the employment relationship between the Parties is at-will, terminable at any time by either Party for any reason or no reason. The termination may nonetheless be for “Cause”. For purposes of this Agreement, “Cause” is defined as the Company’s good faith determination of: (i) Employee’s material breach of this

Agreement or the Confidentiality and Inventions Assignment Agreement or the definitive agreements relating to the Stock Grant referenced in Section 4(c) above; (ii) Employee’s continued substantial and material failure or refusal to perform according to, or to comply with, the policies, procedures or practices established by the Company; (iii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted appropriation) of any of the Company’s funds or property of any kind; (v) willful gross misconduct; or (vi) Employee’s conviction of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company; provided, however, that except for Cause being the result of item (vi) above, the Company shall provide written notice to Employee, which notice specifically identifies the nature of the alleged Cause claimed by the Company with enough specificity for Employee to be able to cure, and Employee shall thereafter have fifteen (15) days to cure the purported ground(s) for Cause.

c. Definition of “Good Reason”. For purposes of this Agreement, “Good Reason” and “Resignation for Good Reason” are defined as:

i.	a material reduction in Employee’s authority, duties or responsibilities relative to Employee’s authority, duties or responsibilities in effect immediately prior to such reduction; as set forth in this Agreement;

ii.	the assignment to Employee of any duties materially inconsistent with his status as an executive officer of the Company;

iii.	a material reduction by the Company in Employee’s target cash compensation relative to Employee’s target cash compensation in effect immediately prior to such reduction (and the Parties agree that a reduction of thirty percent (30%) or more will be considered material for purposes of this clause (iii));

iv.	a relocation of Employee’s or the Company’s principal executive offices to a location outside of San Diego County, if Employee’s principal office is at such offices; or

v.	the Company’s material breach of this Agreement;

provided, however, that Employee must provide written notice to the Board of the condition that could constitute a “Good Reason” event within ninety (90) days of the initial existence of such condition and such condition must not have been remedied by the Company within thirty (30) days (the “Cure Period”) of such written notice. Employee’s Resignation for Good Reason must occur within six (6) months following the initial existence of such condition.

6. Termination Without “Cause” or “Resignation for Good Reason”. In the event Employee is terminated without Cause or resigns for Good Reason, Employee shall be entitled to:

a. the Accrued Obligations; plus

b. subject to Employee’s execution and non-revocation of a full and final Release and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, severance pay in an amount equal to the sum of (i) twelve (12) months’ Base Salary as in effect immediately prior to the date of termination, plus (ii) an amount equal to Employee’s “earned” Bonus for the calendar year during which Employee’s date of termination occurs calculated as of the date of termination (wherein “earned” means that Employee has met the applicable bonus metrics as of date of such termination, as determined by the Board), prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination, payable in a lump sum on the date that is thirty (30) days following the date of termination; plus

c. subject to Employee’s execution and non-revocation of a full and final Release and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, for the period beginning on the date of Employee’s termination of employment and ending on the date which is twelve (12) full months following the date of Employee’s termination of employment (or, if earlier, the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires) (the “COBRA Coverage Period”), the Company shall arrange to provide Employee and his eligible dependents who were covered under the Company’s health insurance plans as of the date of Employee’s termination of employment with health (including medical and dental) insurance benefits substantially similar to those provided to Employee and his dependents immediately prior to the date of such termination. If the Company is not reasonably able to continue health insurance benefits coverage under the Company’s insurance plans, the Company shall provide substantially equivalent coverage under other third-party insurance sources. If any of the Company’s health benefits are self-funded as of the date of Employee’s termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law (including, without limitation, Section 409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Employee an amount equal to the monthly premium payment for Employee and his eligible dependents who were covered under the Company’s health plans as of the date of Employee’s termination of employment (calculated by reference to the premium as of the date of termination) as currently taxable compensation in substantially equal monthly installments over the COBRA Coverage Period (or the remaining portion thereof); plus

d. subject to Employee’s execution and non-revocation of a full and final Release and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, an amount equal to (1) twelve (12) multiplied by (2) the monthly premium payable by Employee (or by the Company on behalf of Employee) for disability insurance under the Company’s disability insurance plans in which Employee was participating immediately prior to the date of termination, payable in a lump sum on the date that is thirty (30) days following the date of termination.

7. Employee’s Disability or Death. Employee’s Employment shall terminate automatically in the event of Employee’s death or termination of employment by reason of his “Disability.” In the event of Employee’s death or termination of employment as a result of Employee’s Disability, Employee or his heirs shall be entitled to (a) the Accrued Obligations, plus (b) payment of an amount equal to Employee’s “earned” Bonus for the calendar year during which Employee’s date of termination occurs calculated as of the date of termination (wherein “earned” means that Employee has met the applicable bonus metrics as of date of such termination, as determined by the Board), prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination, payable in a lump sum on the date that is thirty (30) days following the date of termination. For purposes of this Agreement, “Disability” shall mean the Employee’s failure to perform his duties hereunder, for a period of not less than one hundred twenty (120) consecutive days because of Employee’s incapacitation due to physical or mental injury, disability, or illness.

8. Change in Control Termination.

a. Payment Upon Change in Control Termination. In the event of a “Change in Control Termination”, as defined below, Employee shall be entitled to:

i.	the Accrued Obligations; plus

ii.	subject to Employee’s execution and non-revocation of a full and final Release and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, severance pay in an amount equal to the sum of (A) eighteen (18) months’ Base Salary as in effect immediately prior to the date of termination, plus (B) Employee’s target Bonus for the calendar year during which such date of termination occurs, payable in a lump sum on the date that is thirty (30) days following the date of termination; plus

iii.

subject to Employee’s execution and non-revocation of a full and final Release and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, for the period beginning on the date of Employee’s termination of employment and ending on the date which is eighteen (18) full months following the date of Employee’s termination of employment (or, if earlier, the date on which the applicable continuation period under COBRA expires) (the “CIC COBRA Coverage Period”), the Company shall arrange to provide Employee and his eligible dependents who were covered under the Company’s health insurance plans as of the date of Employee’s termination of employment with health (including medical and dental) insurance benefits substantially similar to those provided to Employee and his dependents immediately prior to the date of such termination. If the Company is not reasonably able to continue health insurance benefits coverage under the Company’s insurance plans, the Company shall provide substantially equivalent coverage under other third-party insurance sources. If any of the Company’s health benefits are self-funded as of the date of Employee’s termination of employment, or if the Company cannot provide the foregoing benefits in a manner that is exempt from or otherwise compliant with applicable law (including, without limitation, Section 409A of the Code and Section 2716 of the Public Health Service Act), instead of providing continued health insurance benefits as set forth above, the Company shall instead pay to Employee an amount equal to the monthly premium payment for Employee and his eligible dependents who were covered under the Company’s health plans as of the date of Employee’s termination of employment (calculated by reference to the premium as of the date of termination) as currently taxable compensation in substantially equal monthly installments over the CIC COBRA Coverage Period (or the remaining portion thereof); plus

iv.	subject to Employee’s execution and non-revocation of a full and final Release and Employee’s continued compliance with the Confidentiality and Inventions Assignment Agreement, an amount equal to (A) eighteen (18) multiplied by (B) the monthly premium payable by Employee (or by the Company on behalf of Employee) for disability insurance under the Company’s disability insurance plans in which Employee was participating immediately prior to the date of termination, payable in a lump sum on the date that is thirty (30) days following the date of termination.

b. Definition of “Change in Control Termination”. A “Change in Control Termination” occurs if Employee (i) is terminated without Cause, or (ii) terminates his employment pursuant to a Resignation for Good Reason, in each case within twelve (12) months following a “Change in Control” (as defined below). For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

i. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, any of its subsidiaries, or any existing shareholder of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

ii. The consummation of the sale, liquidation or disposition by the Company of all or substantially all of the Company’s assets;

iii. The consummation of a merger, consolidation, reorganization or other similar transaction involving the Company (“Transaction”) in each case, in which the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Transaction; or

iv. During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

In addition, if a Change in Control constitutes a payment event with respect to any payment under this Agreement which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clause (i), (ii), (iii) or (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

9. Release. Notwithstanding any provision to the contrary in this Agreement, no amount shall be paid or benefit provided pursuant to clauses (ii), (iii) or (iv) of Section 4(d), Section 6 or Section 8 (other than the Accrued Obligations) and no accelerated vesting of the Stock Grant shall occur as a result of Employee’s termination of employment pursuant to clauses (ii), (iii) or (iv) of Section 4(c) unless, on or prior to the thirtieth (30th) day following the date of Employee’s termination of employment, an effective general release of claims agreement (the “Release”) in substantially the form attached hereto as Exhibit 5 has been executed by Employee and remains effective on such date and any applicable revocation period thereunder has expired.

10. Notices. Any reports, notices or other communications required or permitted to be given by either Party hereto, shall be given in writing by personal delivery, overnight courier service, or by registered or certified mail, postage prepaid, return receipt requested, addressed to each respective Party at the address shown below:

If to Company:

AIRGAIN, INC.

1930 Palomar Point Way, Suite 107

Carlsbad, CA 92008

Fax: (760) 579-0892

Attn: Chairman of the Board

If to Employee:

Charles A. Myers

P.O. Box 1753

La Jolla, California 92038

Fax: (858) 456-8427

11. Notice of Termination. Any purported termination of Employment by the Company or the Employee shall be communicated by written Notice of Termination to the other Party. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which indicates, if applicable, the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without delivery of such a Notice of Termination.

12. General Provisions.

a. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof. Employee and the Company agree that any litigation regarding this Agreement shall be conducted in San Diego, California. Employee and the Company hereby consent to the jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California.

b. Assignment; Assumption by Successor. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

c. No Waiver of Breach. The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a Party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the Parties are cumulative, and the election of one shall not constitute a waiver of such Party’s right to assert all other legal and equitable remedies available under the circumstances.

d. Severability. The provisions of this Agreement are severable, and if any provision shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts of this Agreement, shall not be affected.

e. Entire Agreement. This Agreement and the Confidentiality and Inventions Assignment Agreement constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous negotiations, agreements and understandings between the Parties, whether oral or written, including, without limitation, that certain Employment Agreement between the Parties dated as of April 28, 2011.

f. Modifications and Waivers. No modification or waiver of this Agreement shall be valid unless in writing, signed by the Party against whom such modification or waiver is sought to be enforced.

g. Amendment. This Agreement may be amended or supplemented only by a writing signed by both of the Parties hereto.

h. Duplicate Counterparts; Facsimile. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original; provided, however, such counterparts shall together constitute only one agreement. Facsimile signatures or signatures sent via electronic mail shall be as effective as original signatures.

i. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

j. Non-transferability of Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

k. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

l. Section 409A.

i. Notwithstanding anything to the contrary in this Agreement, no payment or benefit to be paid or provided to Employee upon his termination of employment, if any, pursuant to this Agreement that, when considered together with any other payments or benefits, are considered deferred compensation under Section 409A (together, the “Deferred Payments”) will be paid or otherwise provided until Employee has a “separation from service” within the meaning of Section 409A. Similarly, no amounts payable to Employee, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Employee has a “separation from service” within the meaning of Section 409A.

ii. Notwithstanding anything to the contrary in this Agreement, if Employee is a “specified employee” within the meaning of Section 409A at the time of Employee’s termination of employment (other than due to death), then the Deferred Payments that are payable within the first six (6) months following Employee’s separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Employee’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

iii. Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute a Deferred Payment for purposes of clauses (i) and (ii) above.

iv. Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the limits set forth therein will not constitute a Deferred Payment for purposes of clauses (i) and (ii) above.

v. This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (A) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (B) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. In no event shall the Company be required to provide a tax gross-up payment to Employee or otherwise reimburse Employee with respect to Section 409A Penalties. The Company and Employee agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any Section 409A Penalties on Employee.

vi. Any reimbursement of expenses or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Employee’s taxable year following the taxable year in which Employee incurred the expenses. The amount of expenses reimbursed or in-kind benefits payable in one year shall not affect the amount eligible for reimbursement or in-kind benefits payable in any other taxable year of Employee’s, and Employee’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

AIRGAIN, INC.

Dated:	January 27, 2014	By:	/s/ James K. Sims

		Name:	James K. Sims

		Title:	Chairman

EMPLOYEE

Dated:	January 27, 2014	/s/ Charles A. Myers
Charles A. Myers

EXHIBIT 1

CONFIDENTIALITY AND INVENTIONS ASSIGNMENT AGREEMENT

[Attached]

EXHIBIT 2

PROMISSORY NOTE

[Attached]

PROMISSORY NOTE

U.S. $266,282.00	, 201
Carlsbad, California

For valuable consideration, receipt of which is hereby acknowledged, CHARLES A. MYERS (“Borrower”), hereby promises to pay to AIRGAIN, INC. (“Lender”), or to the order of its successor or assignee, at such location as Lender may from time to time designate, in lawful money of the United States of America, such principal amount as from time to time may be advanced hereunder, not to exceed Two Hundred Sixty-Six Thousand Two Hundred Eighty-Two U.S. Dollars (U.S. $266,282.00) in the aggregate (regardless of prepayment of principal by Borrower). This Promissory Note shall bear interest at the rate of One and Three-Quarters Percent (1.75%) per annum, compounded annually, on the principal amount from time to time outstanding hereunder; provided, however, that the interest rate charged hereon shall not exceed the maximum lawful rate of interest payable on demand.

Any and all payments of accrued but unpaid interest, and payments of principal, made by Borrower shall, unless otherwise agreed upon by Lender, be deemed to apply first and entirely to the payment of any interest due under this Promissory Note, and then to the principal under this Promissory Note, and then to any other amounts due under this Promissory Note (except as set forth below in the event of an exercise of remedies by Lender).

This Promissory Note is issued in connection with the issuance by Lender to Borrower of Two Million Six Hundred Nine Thousand Two Hundred Forty (2,609,240) shares of the common stock of Lender (the “Shares”) pursuant to that certain Restricted Stock Purchase Agreement dated as of             , 20     between Borrower and Lender (the “Purchase Agreement”).

This Promissory Note is the Promissory Note referred to in and is executed and delivered in connection with that certain Stock Pledge Agreement dated as of even date herewith and executed and delivered by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the “Pledge Agreement”). Additional rights of Lender are set forth in the Pledge Agreement. The full amount of this Promissory Note is secured by the Shares, which are identified and described as security therefor in the Pledge Agreement. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the Shares, or in any portion thereof, except as permitted pursuant to the Pledge Agreement.

The entire principal amount and all accrued interest under this Promissory Note shall be due and payable on the first to occur of (a) the third anniversary of the date of this Promissory Note, (b) immediately prior to this Promissory Note becoming prohibited under Section 13(k) of the Securities Exchange Act of 1934, as amended, (c) a Change of Control of Lender (as defined in that certain Employment Agreement effective as of October 28, 2013, between Lender and Borrower, (d) thirty (30) days following Borrower’s termination of employment with Lender, or (e) an Event of Default. This Promissory Note may be prepaid in full or in part at any time without premium or penalty.

In the event that Borrower receives any distributions on, or proceeds from the sale of, any of the Shares (“Distributions”), such Distributions shall be automatically applied on the date of such Distributions toward the prepayment of this Promissory Note, with such payments applied first to accrued but unpaid interest and then to the outstanding principal.

Should this Promissory Note, or any portion thereof, fail to be paid in a timely manner, the holder of this Promissory Note shall be entitled to expense of collection, attorneys’ fees and all other reasonable expenses of enforcing payment.

Each of the following events shall be an “Event of Default” hereunder:

(a) the failure of Borrower to pay any amount under this Promissory Note when due;

(b) the commencement of any proceeding against Borrower in bankruptcy, or otherwise seeking any reorganization, arrangement or similar relief, or the appointment of a receiver, trustee, or liquidator to take possession of the assets of Borrower, or the commencement of any other proceeding under any law for the relief of creditors;

(c) any assignment by Borrower for the benefit of Borrower’s creditors; and

(d) the failure by Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Promissory Note or in the Pledge Agreement or any of the related documents, including, without limitation, the failure of Borrower to apply any Distributions to the payment of amounts under this Promissory Note.

Upon the occurrence of an Event of Default hereunder, all unpaid principal and other amounts owing hereunder shall, at the option of Lender, be immediately due, payable and collectible by Lender pursuant to applicable law. Lender shall have all rights and may exercise any remedies available to it

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under law, successively or concurrently. Borrower expressly acknowledges and agrees that Lender shall have the right to offset any obligations of Borrower hereunder against compensation or other amounts that may be payable to Borrower by Lender, including, without limitation, any Distributions.

THIS PROMISSORY NOTE IS A FULL RECOURSE PROMISSORY NOTE. Notwithstanding anything to the contrary contained in this Promissory Note, Borrower hereby agrees that Lender, in enforcing its rights and remedies hereunder and under the other documents and instruments executed by Borrower in connection herewith, shall have recourse to, and the right to proceed against, Borrower and any of his assets for any obligation, covenant or agreement of any kind whatsoever, in an amount equal to the unpaid principal amount of this Promissory Note and accrued and unpaid interest thereon.

This Promissory Note and the Pledge Agreement contain the entire agreement of Borrower and Lender with respect to the subject matter hereof, and no provision of this Promissory Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless both parties consent thereto in writing. In case any one or more of the provisions contained in this Promissory Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Borrower and any endorsers severally waive presentment for payment, protest, notice of protest and notice of non-payment of this Promissory Note. This Promissory Note shall be construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state. This Promissory Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower.

Dated: January 27, 2014	/s/ Charles A. Myers
Charles A. Myers

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EXHIBIT 3

PLEDGE AGREEMENT

[Attached]

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (“Agreement”) is entered into between CHARLES A. MYERS, an individual (“Pledgor”), and AIRGAIN, INC., a California corporation (“Pledgee”), effective as of             , 201    .

WHEREAS, this Agreement is entered into in connection with the issuance by Pledgee to Pledgor of an aggregate of Two Million Six Hundred Nine Thousand Two Hundred Forty (2,609,240) shares of the common stock of Pledgee (the “Shares”) from Pledgee pursuant to that certain Restricted Stock Purchase Agreement dated as of             , 201    , between Pledgor and Pledgee;

WHEREAS, in connection with the issuance of the Shares, the Pledgee is providing Pledgor with a loan to assist Pledgor with the payment of taxes in connection with Pledgor’s receipt of the Shares, and the Pledgee is accepting a Promissory Note (the “Note”) of even date herewith, a copy of which is attached as Exhibit A; and

WHEREAS, as an inducement for Pledgee to accept the Note, Pledgor has agreed to pledge the Shares as security for the Note.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Pledge. Pledgor hereby pledges, mortgages, assigns, transfers, delivers, deposits and grants a first priority security interest in, and confirms unto Pledgee and Pledgee’s successors and assigns, Pledgor’s entire right, title and interest in and to the Shares (the “Pledged Shares”), with appropriate stock powers and instruments of assignment attached, duly executed and endorsed in blank, in the form attached hereto as Exhibit B to secure (a) the timely payment of all installments of principal and interest due and to become due under the Note, including all extensions and renewals thereof, and (b) the timely observance and performance of all terms, covenants, conditions and obligations on the part of the undersigned to be observed and performed under this Agreement, or any related document. Contemporaneously with the execution hereof, the certificate(s) of the Pledged Shares accompanied by said stock powers and instruments of assignment are being delivered by Pledgor to Pledgee. The Pledgee shall have the right, at any time in its discretion and without notice to Pledgor following the occurrence of an Event of Default, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Pledged Shares.

2. Pledgor Warranties. Pledgor hereby represents and warrants that:

(a) The Pledged Shares are duly and validly issued and validly pledged in accordance with applicable laws and Pledgor has good title to the Pledged Shares, free and clear of all claims, mortgages, pledges, liens and other encumbrances of every nature whatsoever, except the lien of the pledge evidenced by this Agreement or other liens in favor of Pledgee, and Pledgor agrees to indemnify and will warrant and defend the title to the Pledged Shares and the lien thereon conveyed to Pledgee by this Agreement against all claims and demands of all persons and will maintain and preserve such lien; and

(b) The execution, delivery and performance of this Agreement and all related documents by Pledgor, to the extent to be executed, delivered or performed by Pledgor, have been duly

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authorized by all necessary action by Pledgor; do not require the consent or approval of any other person, regulatory authority or governmental body in order for the Pledgor to perform its obligations under the Note; and do not conflict with, result in a violation of, or constitute a default under any law, government regulation, court decree, or order applicable to Pledgor.

3. Dividends on Pledged Shares. Pledgor shall account fully for and promptly deliver to Pledgee, in the form received, any non-monetary dividend or any other distribution on account of the Pledged Shares whether in securities or property or by way of stock rights, warrants, rights to subscribe, stock-split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger.

4. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a) Default on Note. Failure of Pledgor to make any payment under the Note when due.

(b) Bankruptcy. The commencement of any proceeding against Pledgor in bankruptcy, or otherwise seeking any reorganization, arrangement or similar relief, or the appointment of a receiver, trustee, or liquidator to take possession of the assets of Pledgor, or the commencement of any other proceeding under any law for the relief of creditors.

(c) Assignment for Benefit of Creditors. Any assignment by Pledgor for the benefit of Pledgor’s creditors.

(d) Other Defaults. Failure of Pledgor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in the Note or any of the related documents.

5. Rights of Pledgee Upon Event of Default. The occurrence of an Event of Default shall cause the unpaid principal plus accrued interest due under the Note to become immediately due and payable without notice or demand. All rights of Pledgor to vote, manage and give consents, waivers and ratifications with respect to any of the Pledged Shares shall cease immediately upon the occurrence of an Event of Default hereunder. At any time after an Event of Default, Pledgee shall have and be entitled to all of the powers and authority of a shareholder of record with respect to the Pledged Shares, including, without limitation, the right to vote any or all of said Pledged Shares and to give all consents, waivers and ratifications in respect thereof and otherwise act as though Pledgee were the record owner of the Pledged Shares, and Pledgor hereby irrevocably grants to Pledgee an irrevocable proxy coupled with an interest to vote or to consent with respect to the Pledged Shares and irrevocably constitutes and appoints Pledgee, or any nominee or nominees designated by Pledgee from time to time, the attorney-in-fact of Pledgor, with full power and authority of substitution, to do all of the foregoing. Further, on the occurrence of an Event of Default, Pledgee may exercise in respect of the Pledged Shares, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under applicable uniform commercial codes. Further, on the occurrence of an Event of Default, Pledgee is hereby authorized and empowered, in accordance with and subject to applicable laws, to sell, assign and deliver all or any part of the Pledged Shares upon at least fifteen (15) days prior notice to Pledgor of the time and place of sale. Pledgor shall have until the time of such sale in which to redeem the Pledged Shares upon payment of the unpaid principal and accrued interest owed under the Note. Said sale may be public or private, without advertisement, at any broker’s board or through any person or persons Pledgee

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may select for that purpose, for cash or upon credit for future delivery, for such price as Pledgee in its exclusive discretion may determine, without the necessity of the Pledged Shares being present at any such sale, and without further notice to Pledgor. The sale may be made without any presentment, advertisement, demand for performance, protest, notice of protest, notice of dishonor, or any other or further demand upon Pledgor for the performance or observance of any obligation of Pledgor secured by or referred to in this Agreement. All of the foregoing demands, advertisements and other steps precedent to such sale of the Pledged Shares are hereby expressly waived by Pledgor. Upon any such sale, Pledgee may deliver to the purchaser or purchasers of the Pledged Shares and/or interest sold any and all instruments necessary or proper to vest full title to such Pledged Shares in said purchaser or purchasers thereof. At any such sale, Pledgee may become the purchaser of the whole or any part of the Pledged Shares sold, discharged from all claims and free from any further right of redemption, Pledgor hereby waives the provisions of all applicable statues and rules of law or equity to the contrary. In addition to the foregoing, Pledgee shall have the right to exercise any and all of the remedies of a secured party under the California Commercial Code and any other remedies at law or in equity, all of which it shall have the right to enforce successively or concurrently, and any such action shall not estop or prevent Pledgee from pursuing any further remedy which Pledgee may have hereunder or by law. The proceeds of such sale shall be applied: (a) to the payments of the reasonable costs and expenses of the sale, including, but not limited to, brokers’ commissions, reasonable attorneys’ fees, taxes, or other charges imposed by law and all charges paid or incurred by Pledgee pertaining to said sale; (b) to the payment of the unpaid principal plus accrued interest due under the Note; and (c) the excess, if any, to Pledgor. In the event the net proceeds from such sale are not sufficient for payment of all of the foregoing and satisfaction of all of Pledgor’s obligations secured by this Agreement, Pledgee shall be entitled to collect any such deficiency from Pledgor.

6. Duties of Pledgor; No Waiver. The duties and obligations of Pledgor, together with the rights, powers, privileges, and remedies of Pledgee under this Agreement and all related documents, are cumulative and not exclusive and may be exercised concurrently or separately. Said rights, powers, privileges and remedies shall be in addition to such thereof as are granted to Pledgee by virtue of any statute or rule of law or equity. Any forbearance, failure or delay by Pledgee in exercising any such right, remedy, power or privilege shall not operate as or be deemed a waiver of any thereof, nor shall any exercise or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege, and the express waiver of any right, power, remedy or privilege shall not operate or be deemed a waiver of any other right, power, privilege or remedy. Pledgor hereby waives, to the full extent permitted by law, the right to plead any statute of limitation as a defense to any action or proceeding to enforce any obligations of Pledgor to Pledgee. The said duties and obligations of Pledgor under this Agreement and all related documents shall remain in full force and effect without regard to and shall not be impaired or affected by any waiver, consent, indulgence or other action or inaction by Pledgee in respect of said duties and obligations of Pledgor.

7. Release of Pledged Shares. Pledgee shall not be required to release from the within pledge any portion of the Pledged Shares of Pledgor until all unpaid principal plus interest due under the Note which is guaranteed by Pledgor are fully paid. Upon receipt of full payment of principal and interest due under the Note, all the shares of stock pledged under this Agreement held by Pledgee will cease to be Pledged Shares for the purposes of this Agreement and shall be immediately returned to Pledgor.

8. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

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If to Pledgee:	AIRGAIN, INC.
1930 Palomar Point Way, Suite 107
Carlsbad, CA 92008
Fax: (760) 579-0892
Attn: Chairman of the Board

If to Pledgor:	To the most recent address listed on the Company’s personnel records

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

9. Successors. Any person who assumes the obligations under this Agreement or any person who assumes the obligations of a guarantor, surety or endorser under the Note is also obligated to keep all of the promises made in this Agreement. Pledgee may enforce its rights under the Note or this Agreement against each person individually or against all of them together, meaning that any one of them may be required to pay all of the amounts owed under the Note or perform all of the obligations under this Agreement.

10. Time. Time is of the essence in the performance of this Agreement and any related document.

11. Governing Law; Jurisdiction. This Agreement and any related document, and any matter arising therefrom, shall be governed by and construed in accordance with the domestic laws of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than California. All actions or proceedings relating directly or indirectly to this Agreement shall be litigated in courts of California or of the United States of America, located in San Diego, California. Pledgor consents and submits (a) to the jurisdiction of any such court; and (b) to service of process by any means authorized by California or federal law and that any such process may be served on Pledgor anywhere in the world. Pledgor waives any and all objections which it may have as to the jurisdiction or venue of such courts and all rights it may have to transfer or change the venue of any such action or proceeding.

12. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; if, however, the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

13. Pledgor Further Assurances. Pledgor agrees to do, make, execute and deliver all such additional and further acts, assurances and instruments as Pledgee may reasonably require from time to time to perfect and protect their rights hereunder and in or to the Pledged Shares.

14. Attorneys’ Fees. If any attorney is engaged by Pledgee to enforce or construe any provision of this Agreement or any related document, or as a consequence of any Event of Default under

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this Agreement or any related document, with or without the filing of any legal action or proceeding, then Pledgor shall immediately pay on demand all reasonable attorneys’ fees and other reasonable costs incurred by Pledgee, together with interest thereon from the date of such demand until paid at the rate applicable to the principal owing under the Note as if such unpaid attorneys’ fees and costs had been added to the principal. Pledgor further agrees to pay Pledgee on demand reasonable attorneys’ fees incurred by Pledgee relating to, arising out of or incurred by Pledgee in connection with any bankruptcy, insolvency, assignment for benefit of creditors, arrangement, reorganization or other debtor relief proceeding under any federal or state law, whether now existing or hereinafter enacted, filed by or against Pledgor, or including without limitation, attorneys’ fees and costs incurred in the monitoring of such proceeding and its effect on Pledgee’s rights and claims for recovery of amounts due from Pledgor under the Note or any of the related documents.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Modification. This Agreement shall not be changed or modified orally, but in each instance only by an instrument in writing signed by Pledgee and Pledgor.

17. Headings. The headings of the articles, sections and paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

18. Gender and Other Matters. Any reference to or use of any gender (including the neuter) in this Agreement shall be deemed to include all other genders (including the neuter) when the context so requires. The use of the singular shall be deemed to include the plural, and use of the plural shall be deemed to include the singular, when the context so requires.

19. RIGHT TO ADVICE OF COUNSEL. PLEDGOR ACKNOWLEDGES THAT HE HAS THE RIGHT, AND IS ENCOURAGED, TO CONSULT WITH HIS LAWYER; BY HIS SIGNATURE BELOW, PLEDGOR ACKNOWLEDGES THAT HE HAS CONSULTED, OR HAS ELECTED NOT TO CONSULT, WITH HIS LAWYER CONCERNING THIS AGREEMENT.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed as of the date first set forth above.

AIRGAIN, INC.		CHARLES A. MYERS

By:	/S/ James K. Sims	/s/ Charles A. Myers

Print Name:	James K. Sims

Title:	Chairman

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EXHIBIT 4

TERMS OF CHANGE IN CONTROL BONUS

This is Exhibit 4 to that certain Employment Agreement (the “Employment Agreement”) effective as of October 28, 2013, by and between AIRGAIN, INC. (the “Company”), and CHARLES A. MYERS (“Employee”), and forms a part of the Employment Agreement. Defined terms used herein without definition shall have the meanings given to them in the Employment Agreement or in clause (d) below.

a. Change in Control Bonus. Subject to the provisions of clause (b) below and the payment provisions of clause (c) below, upon the occurrence of a Change in Control prior to the IPO, the Company shall pay to Employee a bonus (the “Change in Control Bonus”) in an amount equal to (i) two and one-half percent (2.5%) multiplied by (ii) the Preferred Liquidation Proceeds from such Change in Control. For purposes of this Exhibit 4, if the Change in Control Bonus provides for the deferral of compensation and is subject to Section 409A of the Code, the Change in Control must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code. This Exhibit 4 shall terminate and be of no further force or effect upon the Company’s IPO.

b. Continued Employment Requirement. Employee must continue to be employed by the Company through the date of the Change in Control in order to be eligible to receive the Change in Control Bonus. In the event of Employee’s termination of employment for any reason prior to the occurrence of a Change in Control, Employee shall cease to be eligible to receive the Change in Control Bonus.

c. Payment of Change in Control Bonus. Subject to clause (b) above, the Change in Control Bonus shall be payable on the date of the closing of a Change in Control. Unless the Board determines that the Change in Control Bonus is to be payable entirely in cash, Employee shall be paid the Change in Control Bonus in the same form (or forms) as consideration is otherwise payable to the securityholders of the Company in connection with such Change in Control; provided, however, that no less than fifty percent (50%) of the Change in Control Bonus shall be payable in the form of cash or securities that are publicly traded on a major U.S. stock exchange.

d. Definitions. For purposes of this Exhibit 2, the following terms shall have the meanings given below:

i. “Board” shall mean the Board of Directors of the Company; provided, however, that, with respect to any actions taken on or following a Change in Control of the Company, “Board” shall mean the Board as constituted immediately prior to the closing of such Change in Control of the Company.

ii. “Charter” shall mean the Company’s Sixth Amended and Restated Articles of Incorporation of the Company, filed April 21, 2008, as amended from time to time.

iii. “Contingent Proceeds” shall mean that portion of the Proceeds which is paid into escrow to provide security for the satisfaction of indemnification claims by the acquirer in a Change in Control against the Company’s securityholders (net of any exercise price to be paid to the Company by such securityholders) or which is otherwise to be paid following the closing based on the achievement of milestones or other performance objectives.

iv. “Preferred Holders” shall mean the holders of shares of “Preferred Stock” (as such term is defined in the Charter), to the extent such shares of “Preferred Stock” were outstanding as of the Effective Date or were issued upon exercise of warrants outstanding as of the Effective Date.

v. “Preferred Liquidation Proceeds” shall mean the portion of the Proceeds payable to the Preferred Holders pursuant to Article III, Section B(2) [Liquidation Preference] of the Charter pursuant to the Change in Control in respect of shares of “Preferred Stock (as such term is defined in the Charter) that were outstanding as of the Effective Date or were issued upon exercise of warrants outstanding as of the Effective Date.

vi. “Proceeds” shall mean (a) the fair market value of the consideration received or to be received by the securityholders of the Company (net of any exercise price to be paid to the Company by such securityholders), or (b) in the event amounts are to be paid to the Company pursuant to the sale, license or other disposition of the Company’s assets that constitutes a Change in Control, the aggregate value of any consideration that would be received by the securityholders of the Company (net of any exercise price to be paid to the Company by such securityholders) if the Company were liquidated immediately following the consummation of such sale, license or other disposition, in each case calculated prior to giving effect to the calculation of the Change in Control Bonus payable hereunder.

The determination of the Proceeds shall be made in good faith by the Board using its business judgment and such determination shall be conclusive and binding. To the extent any of the Proceeds are Contingent Proceeds, the “Proceeds” as of the closing of the Change in Control for purposes of this Exhibit 4 shall include the full value of any such Contingent Proceeds. If any portion of the Proceeds is securities or other property, its value for purposes of this Exhibit 4 shall be the fair market value thereof as determined in good faith by the Plan Board.

e. Funding. No provision of this Exhibit 4 or the Employment Agreement shall require the Company, for purposes of satisfying its obligation to pay the Change in Control Bonus, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Employee shall have no rights to his Change in Control Bonus other than an unsecured general creditor of the Company or its successor.

f. No Equity Interest. Nothing in this Exhibit 4 creates or conveys any equity or ownership interest in the Company nor any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the shareholders of the Company.

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g. Section 409A of the Code. Section 12(l) of the Employment Agreement is hereby incorporated into this Exhibit 4 by reference. For the avoidance of doubt, it is intended that the benefits payable under this Exhibit 4 satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code provided under Treasury Regulation Section 1.409A-1(b)(4) and, to the extent not so exempt, that the benefits payable under this Exhibit 4 constitute “transaction-based compensation” that complies, and this Exhibit 4 shall be interpreted to the greatest extent possible to be consistent, with Treasury Regulation Section 1.409A-3(i)(5)(iv)(A).

h. Survival. The provisions of this Exhibit 4 shall survive any termination or expiration of the term of the Employment Agreement and Employee’s termination of employment. To the extent the Employment Agreement so terminates or expires, Sections 10 through 12 of the Employment Agreement shall also survive and shall continue to apply to this Exhibit 4 as if set forth herein.

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EXHIBIT 5

GENERAL RELEASE OF CLAIMS

[The language in this Release may change based on legal developments and evolving best practices; this form is provided as an example of what will be included in the final Release document.]

This General Release of Claims (“Release”) is entered into as of this      day of             ,         , between CHARLES A. MYERS (“Employee”), and AIRGAIN, INC., a California corporation (the “Company”) (collectively referred to herein as the “Parties”).

WHEREAS, Employee and the Company are parties to that certain Employment Agreement effective as of October 28, 2013 (the “Agreement”);

WHEREAS, the Parties agree that Employee is entitled to certain severance benefits under the Agreement, subject to Employee’s execution of this Release; and

WHEREAS, the Company and Employee now wish to fully and finally to resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Employee pursuant to the Agreement, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that he would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:

1. General Release of Claims by Employee.

(a) Employee, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of his employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Employee does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv) Claims for indemnity under the bylaws of the Company, as provided for by California law or under any applicable insurance policy with respect to Employee’s liability as an employee, director or officer of the Company;

(v) Claims based on any right Employee may have to enforce the Company’s executory obligations under the Agreement; and

(vi) Claims Employee may have to vested or earned compensation and benefits.

i. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER

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STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

[Note: Clauses (c), (d) and (e) apply only if Employee is age 40 or older at time of termination]

j. Employee acknowledges that this Release was presented to him on the date indicated above and that Employee is entitled to have twenty-one (21) days’ time in which to consider it. Employee further acknowledges that the Company has advised him that he is waiving his rights under the ADEA, and that Employee should consult with an attorney of his choice before signing this Release, and Employee has had sufficient time to consider the terms of this Release. Employee represents and acknowledges that if Employee executes this Release before twenty-one (21) days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee’s legal counsel (if any), and that Employee voluntarily waives any remaining consideration period.

(d) Employee understands that after executing this Release, Employee has the right to revoke it within seven (7) days after his execution of it. Employee understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Release in writing. Employee understands that this Release may not be revoked after the seven (7) day revocation period has passed. Employee also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

(e) Employee understands that this Release shall become effective, irrevocable, and binding upon Employee on the eighth (8th) day after his execution of it, so long as Employee has not revoked it within the time period and in the manner specified in clause (d) above.

(f) Employee further understands that Employee will not be given any severance benefits under the Agreement unless this Release is effective on or before the date that is thirty (30) days following the date of Employee’s termination of employment.

2. No Assignment. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Employee.

3. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

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4. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Agreement. This Release has been drafted by legal counsel representing the Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

5. Governing Law; Venue. This Release shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof. Employee and the Company agree that any litigation regarding this Release shall be conducted in San Diego, California. Employee and the Company hereby consent to the jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California.

6. Entire Agreement. This Release and the Agreement constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Employee and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

7. Counterparts. This Release may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Parties have executed this Release as of the date(s) set forth below.

AIRGAIN, INC.

Dated:	By:

Name:

Title:

EMPLOYEE

Dated:
Charles A. Myers

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